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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mail-Well, Inc. on Form S-3 of our reports dated January 26, 1998 (February 11, 1998 as to the second and third paragraphs of Note 12) appearing in and incorporated by reference in the Annual Report on Form 10-K of Mail-Well, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

May 26, 1998